UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2006

THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Renewal of Banking Facilities
     The Talbots, Inc. (“Talbots”) and Bank of America entered into an annual renewal of banking facilities on February 22, 2006.
     Bank of America approved an extension of its Uncommitted Letter of Credit Facility with Talbots to February 23, 2007. The facility provides for Commercial Letters of Credit with maximum available borrowing of $100,000,000 and Standby Letters of Credit with maximum available borrowing of $5,000,000 to support the importation of goods into the United States. The issuance of Letters of Credit under the facility is at the sole discretion of Bank of America.
     Bank of America approved an extension of its Uncommitted Line of Credit Facility with Talbots to February 23, 2007. The facility provides for Loans not to exceed $5,000,000. All Loans under the facility are at the sole discretion of Bank of America.
     The foregoing summary is subject in all respects to the actual terms of the annual renewals, copies of which are attached as Exhibit 99.1 and 99.2 to this Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.
99.1	Uncommitted Letter of Credit Facility dated February 15, 2006 between The Talbots, Inc. and Bank of America.

99.2	Uncommitted Line of Credit Facility dated February 15, 2006 between The Talbots, Inc. and Bank of America.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date February 24, 2006	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller